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                                                               Exhibit 10.4


                       ADMINISTRATIVE SERVICES AGREEMENT


     This Administrative Services Agreement (the "Agreement") is made and entered into this ____ day of July, 1996, by and between MidAmerican Capital Company, a Delaware corporation ("MidAmerican"), for itself and its subsidiaries, and InterCoast Energy Company, a Delaware corporation ("InterCoast"), for itself and its subsidiaries.

                                    RECITALS

1. InterCoast and its subsidiaries are currently wholly owned subsidiaries of MidAmerican.

2. InterCoast is currently intending a public offering of its equity securities which upon the date of closing of such offering (the "Closing Date") would reduce MidAmerican's ownership below fifty percent.

3. Historically, MidAmerican and/or its affiliates have, from time to time or on an ongoing basis, provided administrative services to InterCoast and/or its subsidiaries.

4. Historically, InterCoast and/or its subsidiaries have, from time to time or on an ongoing basis, provided administrative services to MidAmerican and/or its other subsidiaries.

     In consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                            Article I. Applicability

     1.01  InterCoast Subsidiaries; MidAmerican Subsidiaries.  As used
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hereinafter, all references to "InterCoast" shall include InterCoast Energy
Company and its subsidiaries. As used hereinafter, all references to "MidAmerican" shall include MidAmerican Capital Company and its subsidiaries (not including InterCoast however).

     1.02  Applicability.  This Agreement shall apply to Administrative Services
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provided by either MidAmerican or InterCoast to the other, from time to time or on an ongoing basis, the provision and use of which is not the subject of a separate agreement among the parties. Administrative Services provided under this Agreement shall be provided from time to time or on an ongoing basis as agreed to by the parties. If a party elects to discontinue the provision or use of an Administrative Service provided under this Agreement, such party shall provide the other party with reasonable advanced notice of such discontinuance.

     1.03  Administrative Services.  For purposes of this Agreement,
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Administrative Services shall include, but not be limited to, the following:

     a. The use of office facilities including, but not limited to, office space, conference rooms, fixtures, furniture, equipment, machinery, supplies, personal computers, mainframe computers, computer software and other personal property;

     b.  The use of airplanes, automobiles, other vehicles and equipment;

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     c.  Personal services by executive, management, professional, technical and clerical employees; and

     d. Financial services, payroll processing, employee benefits participation, purchase order processing, billing services, mail services, tax services, contract negotiation and administration, engineering services, and fuel supply and transportation services.

     1.04  Scheduling and Use.  A party requesting services under this Agreement
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shall do so by the submission of a purchase order or other request to the providing party. Each party reserves the right to provide and schedule the provision of Administrative Services, if such party is at the time of the request able to provide such services with its then-current personnel and facilities, pursuant to this Agreement so as not to unreasonably interfere with the normal operations of the party providing such services. Neither party shall be required by this Agreement to use the Administrative Services of the other party available pursuant hereto.

     1.05  Performance of Administrative Services.  Each party shall perform the
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Administrative Services with the same degree of care, skill and prudence customarily exercised by it in respect of its own business, operations and affairs. It is understood and agreed that the Administrative Services shall be substantially identical in nature and quality to the Administrative Services performed by one party for the other party immediately prior to the Closing Date. Each party acknowledges that the Administrative Services shall be provided only with respect to the business of the other as such business exists as of the Closing Date or as otherwise mutually agreed by the parties. Each party will use the Administrative Services only in accordance with all applicable federal, state and local laws and regulations. Each party shall provide the other party any information needed by the party providing such Administrative Services to perform such Administrative Services.

                Article II.  Charges for Administrative Services

     2.01  Charges.  The party providing Administrative Services pursuant to
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this Agreement shall bill the party receiving such Administrative Services in accordance with the following terms and conditions:

     a. Each Administrative Service shall be provided on the basis of direct labor cost attributed to providing that Administrative Service plus a loading rate representative of the providing party's overall actual costs to cover employee benefits, payroll taxes and overhead, plus direct non-labor expenses, if any, for providing that Administrative Service, plus a rental charge and\or allocation determined by cost and value studies performed by each party for the use of fixtures, furniture, equipment, machinery, office facilities, automobiles and airplanes or as mutually agreed upon by the parties.

     b. The loading rate shall be determined to be the base labor loading rate specified from time to time by the providing party's accounting department. Such loading rate shall be adjusted periodically to reflect actual periodic changes in the underlying costs being loaded. As soon as practicable, each party shall notify the other party in writing of

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     the initial base labor loading rate to be in effect under this Agreement and of any adjustments thereto.

     2.02  Billings.  The providing party shall bill the other party monthly for
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Administrative Services furnished hereunder.  Such bills, accompanied by supporting detail, shall be rendered as soon as practicable after the end of each month (but not later than the 25th day of the following month) and shall be paid within ten days after the date of invoice. If, in order to furnish such bills within the time specified, it shall be necessary to use estimates of any items, such estimates shall be used and the necessary corrections shall be made at the earliest practicable time. If such bills are not timely paid, any amounts payable hereunder will bear interest from the date due at 1% in excess of the prime rate published in The Wall Street Journal on the date such payment
                               -----------------------
became past due.

                             III.  Indemnification

     3.01  Indemnification.  Neither party shall have any liability under this
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Agreement (including liability for its own negligence) for damages, losses or expenses suffered by the other party as a result of the performance or non-performance of such obligations hereunder, unless such damages, losses or expenses are caused by or arise out of the willful misconduct or gross negligence of such party or a breach by such party of any of the express provisions hereof. In no event shall either party have any liability to the other party for indirect, incidental or consequential damages that such other party may incur or experience on account of the performance or non-performance of such party's obligations hereunder. Subject to the limitations on liability set forth in the preceding sentence, each party shall indemnify, defend and hold harmless the other party and its directors, officers, employees, agents and representative from and against all claims, liabilities, damages, losses and expenses (including reasonable attorneys fees and expenses) caused by or arising out of the willful misconduct or gross negligence of such indemnifying party in the performance or non-performance of its obligations hereunder or the breach by such indemnifying party of any of the express provisions hereof. Provided further, that InterCoast's right to indemnification from MidAmerican shall be limited to the amount MidAmerican is able to recover from the corporation or party providing such Administrative Services pursuant to any agreement between MidAmerican and such provider. The provisions of this Section 3.01 shall survive any termination of this Agreement.

                                   IV.  Term

     4.01  Term.  This Agreement shall be effective on the Closing Date and
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continue in effect until terminated by either party upon fifty (50) days written notice to the other party.

                               V.  Miscellaneous

     5.01  Cooperation.  The parties shall cooperate to the fullest extent in
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the administration of this Agreement and the provision of Administrative
Services thereunder.

     5.02  Entire Agreement; Amendments.  This Agreement constitutes the sole
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and entire agreement between the parties with respect to the subject matter herein and supersedes all

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previous proposals, oral or written, negotiations, representations, commitments and all other communications between the parties. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

     5.03  Assignment.  This Agreement may not be assigned by either party
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without the prior written consent of the other party.

     5.04  Access to Records.
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     a.  General. So long as any books, records and files retained after the
     Closing Date by MidAmerican, on the one hand, and InterCoast, on the other had, relating to the businesses, operations or assets of the other party remain in existence and available, such other party shall have the right upon prior written notice to inspect and copy the same at any time during normal business hours for any proper purpose, provided that such right will not extend to any books, records or files the disclosure of which in accordance herewith would result in a waiver of the attorney-client, work product or other privilege which permit non-disclosure of otherwise relevant material in litigation or other proceedings, or which are subject on the date hereof and at the time inspection is requested to a non-disclosure and/or confidentiality agreement with a third party and a waiver cannot be reasonably obtained from such third party. Each party agrees not to destroy any such books, records or files without reasonable advance notice to the other party or if the party who provided the notice receives a reasonable objection from the other party to such destruction within 14 days of such notice. The provisions of this Section 5.04 shall survive any termination of this Agreement.

     b. Administrative Service Related. During the term of this Agreement and for a period of seven years after the expiration or termination of this Agreement, each party shall have reasonable access to and the right to examine any and all books, documents, papers and records which pertain to the Administrative Services provided by the other party hereunder. Each party shall maintain all such records for a period of seven years after expiration or termination of this Agreement, unless required by law to maintain such records for a longer period of time.

     5.05  Partial Invalidity.  Wherever possible, each provision hereof shall
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be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforeceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provision hereof, unless such a construction would be unreasonable.

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     5.06  Waiver.  Failure by either party to insist upon strict performance of
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any term or condition herein shall not be deemed a waiver of any rights or remedies that either party may have against the other nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     5.07  Status of Parties.  In the performance of the Administrative Services
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hereunder, the providing party shall be an independent contractor with authority to control and direct the performance of the work hereunder.

     5.08  Governing Law.  This Agreement shall be governed by, construed and
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interpreted pursuant to the laws of the State of Iowa, or is required by applicable law, rule, regulation or decree to be disclosed.

     5.09  Confidentiality.  Each party will hold in trust and maintain
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confidential and, except as required by law, not disclose to others without the prior written consent of the other party, any information received by such party from the other party or developed or otherwise in the possession of such party, unless such information has come within the public domain, except that which has come in the public domain through a party's breach of this Agreement, or is lawfully available to the other party on a non-confidential basis, or is required by applicable law, rule, regulation or decree to be disclosed. The provisions of this Section 5.09 shall survive any termination of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Administrative Services Agreement to be executed in their respective corporate names, by their duly authorized representative, as of the day and year first above written.

MIDAMERICAN CAPITAL COMPANY             INTERCOAST ENERGY COMPANY

By:                                     By:
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Name:                                   Name:
     --------------------------------        -------------------------------

Title:                                  Title:
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